DENMARK BANCSHARES, INC.

EXHIBIT (32.1)

CERTIFICATIONS

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. ' 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Denmark Bancshares, Inc. ("DBI"), hereby certify, based on their knowledge, that the Quarterly Report on Form 10-Q of DBI for the quarter ended September 30, 2005, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DBI.

/s/ Darrell R. Lemmens
Darrell R. Lemmens,
Principal Executive Officer,
Chairman of the Board, and President

/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer

Date: October 18, 2005